Exhibit 99.1

www.CellTherapeutics.com

Cell Therapeutics, Inc. Reports Results of Annual Meeting of Shareholders

SEATTLE, June 27, 2013 — Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today announced results from its Annual Meeting of Shareholders held on Wednesday, June 26, 2013.

At the Annual Meeting, shareholders elected John H. Bauer, Phillip M. Nudelman, Ph.D., and Reed V. Tuckson, M.D. to serve on the Company’s Board of Directors until the Company’s 2016 Annual Meeting. Shareholders approved an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares and authorized shares of common stock and approved an amendment to the Company’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance under the Plan. Shareholders ratified the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2013.

About Cell Therapeutics, Inc.

Cell Therapeutics (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. The Company is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the market price of the Company’s securities. Specifically, the risks and uncertainties include the Company’s ability to continue to raise capital as needed to fund its operations; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, including, without limitation, competitive factors, technological developments, and the costs of developing, producing, and selling the Company’s product candidates; and the risk factors listed or described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206

Source: Cell Therapeutics, Inc.

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Contacts:

CTI Media and Investor Contacts:

Monique Greer

+1 206.272.4343

mgreer@ctiseattle.com

Ed Bell

+1 206.282.7100

invest@ctiseattle.com

In Europe

CTI Life Sciences Limited, Milan Branch

Laura Villa

E: CTI_EUInvestors@CTI-Lifesciences.com

T: +39 02 89659700

http://www.celltherapeutics.com/italiano

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206